EXHIBIT 23.2


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                          INDEPENDENT AUDITORS' CONSENT



To the Stockholders of
Energas Resources, Inc.
Oklahoma City, Oklahoma


We consent to the use in this Registration Statement of Energas Resources, Inc. on Form SB-2 of our report dated May 17, 2004 of Energas Resources, Inc. for the years ended January 31, 2004 and 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



/s/ Russell & Atkins, PLC
---------------------------
Russell & Atkins, PLC
Oklahoma City, Oklahoma

9/16/04